EXHIBIT 1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: May 7, 2014

TACONIC CAPITAL ADVISORS L.P.

/s/ Frank P. Brosens
Name: Frank P. Brosens
Title: Principal

TACONIC CAPITAL ADVISORS UK LLP By: TACONIC CAPITAL SERVICES UK LIMITED, its managing manager

/s/ Frank P. Brosens
Name: Frank P. Brosens
Title: Principal

TACONIC CAPITAL ADVISORS (HONG KONG) LIMITED By: TACONIC CAPITAL PERFORMANCE PARTNERS LLC, its director

/s/ Frank P. Brosens
Name: Frank P. Brosens
Title: Manager

TACONIC ASSOCIATES LLC
/s/ Frank P. Brosens
Name: Frank P. Brosens
Title: Manager

/s/ Frank P. Brosens
Frank P. Brosens